INTEREST DEFERRAL AGREEMENT
AND LIMITED WAIVER

This Interest Deferral Agreement and Limited Waiver (the “Agreement”) is made effective as of January 1, 2011, by and between DAL Group, LLC, a Delaware limited liability company (“DAL”) and Chardan Capital Markets, LLC (“Chardan”).  DAL and Chardan are referred to from time to time in this Agreement individually as a “Party” and together as the “Parties.”

Background

A.           DAL and Chardan are parties to that certain Term Note, dated as of January 15, 2010 (the “Term Note”).

B.           Pursuant to Section 1(a) of the Term Note, DAL agreed to pay to Chardan interest equal to five percent (5.0%) per annum, payable quarterly, in arrears, on the first day of each calendar quarter (the “Quarterly Interest Payments”).

C.           The Parties desire to defer the payment of certain Quarterly Interest Payments otherwise due under the Term Note, as set forth below.

Now, therefore, the Parties hereby agree as follows.

Agreement

1.           The Parties hereby agree that all Quarterly Interest Payments due from DAL to Chardan between January 1, 2011 and April 1, 2011 pursuant to the Term Note shall not be due and payable until April 1, 2011.

2.           Chardan hereby grants a limited waiver of any default or Event of Default under the Term Note that has arisen or may arise solely as a result of DAL’s deferral of Quarterly Interest Payments, in accordance with this Agreement.  This limited waiver shall not be deemed to waive any additional or subsequent failures to deliver payments pursuant to the Term Note.

3.           This Agreement is limited to the specific matters described above and shall not be deemed to be a waiver of or a consent to any other matter, including without limitation, any failure to comply with any other provision of the Term Note or a default or any event of default, whether now in existence or subsequently arising.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of January 13, 2011.

DAL GROUP, LLC

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
President

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ Steven Urbach
Name:	Steven Urbach
Title:	President

JOINDER BY AND AGREEMENT OF GUARANTOR

Each of the undersigned, DJS Processing, LLC, Professional Title and Abstract Company of Florida, LLC, and Default Servicing, LLC (each a “Guarantor,” and collectively the “Guarantors”), being guarantors of the obligations under the Term Note (as such term is defined in that certain Interest Deferral Agreement and Limited Waiver of even date herewith, by and between DAL Group, LLC (“DAL”) and Chardan Capital Markets, LLC (“Chardan”) (the “Waiver”)) pursuant to each certain Guaranty dated as of January 15, 2010 executed by each Guarantor in favor of Chardan (collectively, the “Guaranty”), hereby represents and warrants and acknowledges and agrees to the following:

1.           Reaffirmation of Guaranty.  The Guaranty constitutes the valid, legally binding obligation of Guarantor in favor of Chardan, enforceable against Guarantor, in accordance with its terms.  By its execution hereof, Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which any Guarantor has asserted, or might assert, against Chardan which in any way relate to or arise out of the Guaranty or any of the other Loan Documents.  Each Guarantor consents to the execution and delivery of the Waiver by DAL and agree and acknowledges that the liability of such Guarantor under the Guaranty shall not be diminished in any way by the execution and delivery of the Waiver or by the consummation of any of the transactions contemplated thereby.

2.           Agreements of Guarantor.  By its execution hereof, Guarantor agrees to the execution of the Waiver by DAL.

3.           Defined Terms.  All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Waiver.

[Signatures on following page]

Each Guarantor has executed and delivered this Joinder and Agreement to be effective as of the Effective Date of the Waiver.

GUARANTOR:

DJS PROCESSING, LLC

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
President

PROFESSIONAL TITLE AND ABSTRACT COMPANY OF FLORIDA, LLC

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
President

DEFAULT SERVICING, LLC

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
Vice President